PURCHASE AGREEMENT
                                    BETWEEN
                         GENERAL CABLE INDUSTRIES, INC.
                                      AND
                             CTC CABLE CORPORATION


      1. This Purchase Agreement is applicable to all Purchase Orders (sometimes referred to herein as "Order(s)) for ACCC cable to be issued by CTC Cable Corporation ("Buyer") to General Cable Industries, Inc. ("Seller") to purchase the articles, materials, services or equipment covered by the Purchase Order (the "Product") in accordance with the Terms and Conditions set forth below. These Terms and Conditions are an integral part of the purchase of goods by Buyer from Seller. This Order shall be deemed accepted by Seller upon receipt hereof unless Seller notifies Buyer in writing within three (3) business days of such receipt of its refusal hereof. The Orders are being filled pursuant to the Memorandum of Understanding For Cooperation Regarding Manufacturing Electrical Conductor Transmission and Distribution Cables between Composite Cable Corporation, the parent corporation of Buyer, and Seller ("MOU"), executed March 10, 2004 and incorporated herein by reference, under which the parties acknowledge that Seller has been granted exclusive manufacturing rights to wrap all ACCC to be installed and operated in the United States and Canada through December 31, 2007. This Agreement shall be governed and construed in accord with Kentucky law, excluding principles of conflicts of law. This Agreement shall be effective as of October 2, 2004 ("Effective Date").

      2. As used herein, ACCC means all aluminum conductor composite core ("Core"). At all times during fulfillment of the Orders, Buyer is the owner of Core supplied to Seller. Buyer reserves the right to require immediate return of Core for any reason. If Buyer requires return of Core prior to thirty (30) days before the scheduled delivery date as set forth in the applicable Purchase Order, Buyer shall be responsible for all non-cancellable costs applicable to the Purchase Order in question that Seller has incurred prior to Buyer's notice of cancellation. If Buyer requires immediate return of its Core after thirty
(30) days following the scheduled delivery date as set forth in the applicable Purchase Order, Buyer shall have no responsibility for any costs incurred by Seller in conjunction with any unprocessed Core or nonmanufactured Product, but shall otherwise be responsible for costs incurred through the stranding manufacturing process.

      3. Buyer agrees to provide Seller with monthly sales forecasts of its expected requirements for wrapped Core to assist Seller in planning its manufacturing capacity. Such sales forecasts shall include a three-month firm forecast and a one-year rolling forecast. Neither Buyer nor Seller shall be obligated pursuant to any such forecasts other than as specifically agreed to pursuant to Purchase Orders issued by Buyer and accepted by Seller.


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

      4. The price for the Product sold hereunder shall not be higher than the price that Seller would provide to its best commercial customer. Seller covenants that if it should at any time prior to the delivery of the Products covered hereby sell like articles, materials or services in similar quantities to any third party at lower prices, it will notify Buyer in writing of such lower prices and Buyer will receive the full benefit of such lower prices from the date of such sale to any third party. The quoted prices for Product sold hereunder comprise the cost of cable wrapping manufacturing services and the cost of aluminum. Quoted prices are firm except for the cost of aluminum and will escalate or de-escalate according to the metals week US Transaction aluminum price on the date of shipment. The quoted price for cable wrapping manufacturing services will remain locked for the balance of the year 2004. The prices quoted by Seller are based on the expectation that raw material costs other than aluminum will remain stable for the contract period. Notwithstanding anything to the contrary within the contract agreement, Seller reserves the right to modify prices upon a material increase in any of Seller's raw material costs.

      a. All estimates as to deliveries are based upon conditions prevailing at date of quotation. In the event that Seller is unable or fails at any time to supply Products from its regular source or the Buyer is unable or fails to take and accept delivery of the Products, by reason of fire explosion, earthquake, strike or other labor trouble, flood, drought, embargo, war, riot, act of God or the public enemy, action of any governmental authority or agency, delay or failure of carriers or contractors, labor shortage, unavailability of raw materials or any contingency, delay, failure or cause beyond the control of either party, whether or not of the kind specified above, or commercial impracticability, Seller shall not be liable to the Buyer for failure to supply the Products nor shall the Buyer be liable to Seller for failure to take the Products during the period of and to the extent of such disability, provided that failure of the Seller to obtain and maintain export or import licenses, permits or approvals of governments shall not be covered by force majeure. If by reason of any such contingency, the demand for the normally produced Products exceeds the ability of Seller to provide such Products, Seller may allocate its available supply of Products among its customers, divisions or affiliates on such basis as Seller in its discretion deems practical. If either party is prevented from performance by any of the events specified in the foregoing provision, the party prevented from performing shall give immediate notice to the other party of the cause and the date of commencement of any such non-performance and shall promptly advise when shipments may be resumed. If the force majeure condition continues for more than sixty (60) consecutive days, either party may terminate this Agreement on ten (10) days' written notice.

      b. Unless Seller has expressly agreed in writing to the contrary, Seller reserves the right to cancel Buyer's order or contract, and, without prejudice to any other lawful remedy, to charge Buyer for any accumulated storage charges, if Buyer does not give instructions for shipment within one year from the date of Seller's acceptance.

      5. Seller may make partial shipments against the Purchase Order to Buyer. Seller may invoice Buyer in accordance with completeness of the shipment. Payment of each invoice, whether or not such an invoice covers the entire order, shall be made in accordance with the terms of payment which are effective on the actual date of invoice. Cash discount, when allowed, does not apply to transportation charges or containers. Payment shall be made for actual shipment at the unit price.


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

      6. Seller shall be responsible for and account to Buyer for losses in excess of 10% of the Core due to losses incurred during manufacturing provided, however, that such losses are not a direct result of Buyer's failure to supply Core that meets or exceeds Buyer's specifications. In the event that losses exceed 10%, Seller shall pay for replacement costs of all scrap material.

      7. If Buyer fails to fulfill the terms of payment of any invoice or if necessitated by any acts or requirements of any governmental authority, Seller reserves the right to change terms of payment, and/or defer or discontinue further shipments, without prejudice to any other lawful remedy, until past due payments are made and satisfactory assurances of Buyer's credit standing are received by Seller, or until Buyer has complied with such acts or requirements of such governmental authority. The foregoing rights are without prejudice to any other lawful remedy, including without limitation the right to reclaim any material received by Buyer on credit while insolvent. Each shipment by Seller shall be considered a separate transaction and, if payment is not received therefore within the periods specified herein, Seller may bring a separate suit to recover the contract price of each such shipment.

      8. Product furnished hereunder shall be within the tolerances, limits, and sizes established by Buyer's specifications as set forth in Addendum A. The Product must conform within acceptable variances with all relevant and applicable ASTM standards. Seller agrees to provide a certificate of compliance to Buyer demonstrating that the Product meets or exceeds the required standards and specifications. Final Inspection and test and acceptance of the Product shall be at Seller's factory. Seller shall make premises available to Buyer as necessary to inspect and test Product. Buyer reserves the right to reject Product that fails to meet Buyer's specifications by providing such rejection to Seller in writing within a reasonable period of Buyer's receipt of the Product as determined by the parties. Seller shall use best efforts to provide Buyer with replacement Product within thirty days after receipt of the written notice of rejection. Seller shall be free to ship Product that meets Buyer's specifications, regardless of whether Buyer has conducted inspection, test and acceptance of such Product, if Buyer does not exercise its right to inspection, test and acceptance within fourteen (14) days of receipt of written notice from Seller of Seller's Certificate of Compliance to Buyer.

      9. Seller shall be responsible for custody of Core in the condition that such Core is received by Seller upon receipt of such Core at Seller's dock. Seller shall also be responsible for Product until such Product reaches Buyer's Customer's dock. During the period that it is responsible for such Core or Product, Seller shall be liable only for the value of the specific Core or Product, as the case may be.

            However, Seller shall not be responsible for any losses with respect to any Product or Core by reason of or defects in the Core or a failure of the Core to meet any applicable specifications or tests.


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

      10. Seller shall be liable for infringement of any patent, domestic or foreign, arising out of or relating to wrapping the Core or to the Core wrapping materials. Seller shall not be liable for infringement of any patent, domestic or foreign, arising out of the use, or resale of materials provided by Buyer to Seller hereunder. If such material is manufactured by Seller in accordance with Buyer's instructions or specifications, Buyer will hold Seller harmless from loss, liability, judgment, cost, or expense (including reasonable attorneys' fees) of any nature or kind based on or arising out of any claim for infringement of any patent, domestic or foreign relating to the Core materials provided by Buyer to Seller. In case of a claim for infringement for which indemnification is applicable, a party receiving a claim or notice of a claim will provide notice to the other party within five (5) days by written notice, fax or confirmed email. The party who is indemnifying shall have the right to control the proceedings through counsel of its choice and to settle the case or claim, provided that the indemnifying party secures a full release of the party indemnified. The non-indemnifying party may participate in all such proceedings at its own costs and expense. Further, the parties will cooperate with each other in a reasonable manner at their own expense to provide information and access to personnel related to the defense of such matters. Buyer will not hold Seller harmless from loss, liability, judgment, cost, or expense (including reasonable attorney's fees) of any nature or kind based on or arising out of any claim for infringement of any patent, domestic or foreign arising out of Seller's process of wrapping Core or materials for wrapping Core.

      . 11. A deposit will be required for all returnable reels, spools, cases, and other containers. All such returnable containers are the property of Seller and are loaned for transportation purposes only. They should be returned via the means affording the lowest rates to the nearest plant of the Seller, freight collect, within twelve months from date of shipment and, upon receipt in good condition within such period, the deposit will be refunded. If such containers are not returned within twelve months, the applicable deposit is to be retained by Seller as the agreed price in consideration for which title to and ownership of such containers will pass to the depositor. Deposits need not be segregated by Seller, but may be commingled with its general funds. No refunds will be made for returns.

      12. Seller will return all Buyer's reels for transporting Core in an expeditious fashion and, in any event, no longer than six (6) months from the date of delivery of Core to Seller's facility. If reels are not returned to Buyer's facility in good condition, less normal wear and tear, within such period, Seller will reimburse Buyer the cost of the reels.

      13. SELLER WARRANTS TO BUYER THAT THE WRAPPED PRODUCTS SOLD HEREUNDER WILL MEET APPROVED STANDARD PRODUCT SPECIFICATIONS OF THE GOVERNMENT OR ITS AGENCIES IN THE TERRITORY AND WILL CONFORM FULLY WITH ALL SPECIFICATION, STANDARDS, AND TEST RESULTS AS AGREED UPON BETWEEN THE PARTIES IN WRITING. THIS WARRANTY SHALL BE EFFECTIVE FOR A PERIOD OF TWELVE (12) MONTHS AFTER INSTALLATION OF THE PRODUCTS BY THE END USER, BUT NOT LONGER THAN TWENTY (20) MONTHS FROM THE DATE OF BUYER'S INVOICE COVERING THE PRODUCTS.


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

            PROVIDED THAT PROMPT WRITTEN NOTICE OF NON-CONFORMITY IS GIVEN TO SELLER AND SUBJECT TO THE FOLLOWING PARAGRAPH, SELLER'S LIABILITY AND RESPONSIBILITY SHALL BE LIMITED SOLELY TO REPLENISHMENT OF ANY WIRE OR CABLE (i) WHICH DOES NOT SUBSTANTIALLY CONFORM TO THE SPECIFICATIONS UNDER WHICH THE WIRE OR CABLE WAS MANUFACTURED, (ii) WHICH FAILS DURING NORMAL AND PROPER USE WITHIN ONE YEAR FROM THE DATE OF INSTALLATION (THE COMMENCEMENT OF SUCH ONE YEAR TO BE NOT MORE THAN SIX MONTHS FROM DATE OF SHIPMENT OF THE WIRE OR CABLE), AND (iii) WHERE THE FAILURE WAS CAUSED BY DEFECTS IN MATERIAL OR WORKMANSHIP IN EXISTENCE AT TIME OF SHIPMENT.

            THE LIABILITY OF BUYER UNDER THIS WARRANTY IS LIMITED TO REPLACING ANY OF THE PRODUCTS THAT WITHIN THE WARRANTY PERIOD ARE DETERMINED TO BE DEFECTIVE DUE TO (i) FAILURE OF THE CORE TO MEET APPLICABLE SPECIFICATIONS OR TESTS OR (ii) FOR FAILURE TO PERFORM IN NORMAL OPERATION OR USE OR OTHERWISE AS PART OF A FINISHED PRODUCT. THIS DETERMINATION WILL BE MADE BY BUYER ON THE BASIS OF ALLEGEDLY DEFECTIVE PRODUCT RETURNED TO BUYER, OR ON THE BASIS OF TESTS PERFORMED BY A QUALIFIED THIRD PARTY SELECTED BY BUYER AND SELLER BY MUTUAL AGREEMENT.

            ALL REPLENISHMENTS BY SELLER UNDER THE FOREGOING PROVISIONS SHALL BE MADE FREE OF CHARGE, F.O.B. CARS OR DOCK DELIVERY POINT CALLED FOR IN THE ORIGINAL CONTRACT. LENGTHS OF WIRE OR CABLE FOR WHICH REPLENISHMENT HAS BEEN MADE UNDER THE FOREGOING PROVISIONS SHALL BECOME THE PROPERTY OF SELLER AND SHALL BE RETURNED TO SELLER BY BUYER, F.O.B. BUYER'S CITY PROVIDED SELLER HAS FIRST SUPPLIED BUYER WITH SHIPPING INSTRUCTIONS.

            THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND OF ANY OTHER OBLIGATION ON THE PART OF SELLER. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES.

      14. Limitation of Liability. Except as otherwise provided, in no event shall Buyer be liable for indirect, incidental, special, consequential or punitive damages and in no event shall the liability of Buyer arising in connection with any of the Products, whether such liability arises from a claim based on contract, warranty, tort or otherwise exceed the actual amount paid by the Buyer to Seller for such Products.


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      15. Purchase prices do not include sales, use, excise, or similar taxes.
In addition to the price specified herein, the amount of any such Present or future tax applicable to the sale of the materials hereunder shall be paid by Buyer.

      16. All tools, dies, and fixtures covered by tooling charges quoted herein shall remain the property of Seller.

      17. Stenographic and clerical errors are subjects to correction by Seller, but the contract shall not otherwise be amended, modified, or supplemented except in writing signed by the parties.

      18. Compliance with Laws. In performing its obligations hereunder, Seller shall comply with the Occupational Safety and Health Act, the Fair Labor Standards Act, and all other federal, state, municipal, or local laws, rules, regulations, orders, decisions or permits relating to employment, safety, health and environmental compliance. Any violation by Seller, its agents, employees, representatives or subcontractors of any of the foregoing shall be deemed a breach of Seller's obligations hereunder and buyer may cancel this Purchase Order without prejudice to either party. Seller will defend, indemnify and hold harmless Buyer from and against any and all costs (including reasonable attorneys' fees incurred), expenses, damages, liabilities, penalties, or judgments relating to any breach by Seller, its agents, employees, representatives, or subcontractors of its obligations hereunder.

      19. Neither this Purchase Agreement and the Purchase Orders issued pursuant hereto, nor any right or obligation of Seller hereunder may be assigned or delegated by Seller, by contract, merger, operation of law, or otherwise, to any other party without the prior written consent of Buyer which may be granted at Buyer's sole discretion. Seller is not permitted to engage subcontractors in connection with the performance of its obligations to Buyer hereunder without the prior written consent of Buyer.

      20. Nothing in this Purchase Agreement is intended to, or does, create any joint venture, partnership, agency or similar relationship between Buyer and Seller, other than a buyer and seller relationship. Seller shall not be, and is not authorized to represent itself as, an agent or representative of Buyer for any purpose.

      21. The provisions of this Purchase Agreement shall take precedence over any conflicting terms set forth in the MOU. No change, modification or extension of this Purchase Agreement shall be effective against Buyer or Seller unless it is made in a writing making specific reference to this Purchase Agreement and is signed by an authorized representative by Buyer and Seller.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


GENERAL CABLE INDUSTRIES, INC.            CTC CABLE CORPORATION


By: /s/ Michael J. Andrews                By: /s/ Benton H Wilcoxon
   -----------------------------             -----------------------------

Name: Michael J. Andrews                  Name: Benton H Wilcoxon
     ---------------------------               ---------------------------

Title:Sr.Vice President & General Manager Title: Chief Executive Officer
      -----------------------------------      --------------------------


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                                   ADDENDUM A

Applicable ASTM standards for ACCC conductors

ASTM B193 - Standard test method for resistivity of electrical conductor materials

ASTM B263 - Standard test method for determination of cross-sectional area of stranded conductors

ASTM B609 Standard specification for aluminum 1350 round wire, annealed and intermediate tempers, for electrical purposes

ASTM B856 Standard specification for concentric lay stranded aluminum conductors, coated steel supported (ACSS)

ASTM B857 Standard specification for shaped wire compact concentric lay stranded aluminum conductors, coated steel supported (ACSS/TW)


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